     As filed with the Securities and Exchange Commission on August 18, 1995

                                                 Registration No.  33-60537

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4/A
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ASSOCIATED BANC-CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        WISCONSIN                        6711                   39-1098068
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD          (I.R.S. EMPLOYER
   OF INCORPORATION OR          INDUSTRIAL CLASSIFICATION      IDENTIFICATION
      ORGANIZATION)                   CODE NUMBER)                  NO.)

                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
                                 (414) 433-3166
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                HARRY B. CONLON
                              ASSOCIATED BANC-CORP
                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

    SHELDON I. SAITLIN, ESQ.                       DANIEL O'ROURKE, ESQ.
       ROBERT J. WILD, ESQ.                      CATHERINE A. LEMMER, ESQ.
SAITLIN, PATZIK, FRANK & SAMOTNY LTD.        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
150 SOUTH WACKER DRIVE, SUITE 900          222 NORTH LASALLE STREET, SUITE 2600
     CHICAGO, ILLINOIS  60606                    CHICAGO, ILLINOIS  60601
         (312) 551-8300                                (312) 609-7500
   (312) 551-1101 (FACSIMILE)                  (312) 609-5005 (FACSIMILE)

                              ________________

THIS POST-EFFECTIVE AMENDMENT IS FILED TO REMOVE FROM REGISTRATION 139,874 SHARES OF THE REGISTRANT'S COMMON STOCK PAR VALUE $.01 PER SHARES.
================================================================================

        The transaction described in the Registration Statement was consummated on August 3, 1995, the date the Registrant completed the acquisition of GN Bancorp, Inc. Of the 887,500 shares of Registrant's common stock, par value $.01 per share, that were registered on Form S-4, only 747,626 shares were issued in consummating the transaction. Accordingly, the Registrant hereby deregisters and removes from registration 139,874 shares of its common stock included in the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 18th day of August, 1995.

                                          ASSOCIATED BANC-CORP


                                          By:     /s/ Harry B. Conlon
                                                  ----------------------------
                                                  Harry B. Conlon,
                                                  Chairman, President and
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                          Signature                            Title                                 Date
                          ---------                            -----                                 ----

                 /s/ Harry B. Conlon                   Chairman, President, Chief            August 18, 1995
                 ---------------------------           Executive Officer and a Director
                 Harry B. Conlon                       (Principal Executive Officer)


                 /s/ Robert C. Gallagher               Executive Vice President and a        August 18, 1995
                 ---------------------------           Director
                 Robert C. Gallagher

                 /s/ Joseph B. Selner                  Senior Vice President, Chief          August 18, 1995
                 ----------------------------          Financial Officer, and Principal
                 Joseph B. Selner                      Financial and Accounting Officer


                          *                            Director                              August 18, 1995

                 ---------------------------------
                 Robert Feitler

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 Ronald R. Harder

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 John S. Holbrook, Jr.

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 William R. Hutchinson






                          *                            Director                              August 18, 1995

                 ---------------------------------
                 James F. Janz

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 William J. Lawson

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 John C. Meng

                          *                            Director                              August 18, 1995

                 ---------------------------------
                 J. Douglas Quick

         *Brian R. Bodager hereby signs this registration statement on August 18, 1995 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                                         *By:/s/ Brian R. Bodager
                                             ---------------------------
                                                 Brian R. Bodager





                                      II-2